EXHIBIT 10.2


                                                                  Execution Form

                            SHARE EXCHANGE AGREEMENT


      THIS SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of September 30, 2005, is entered into by and among Diomed Holdings, Inc., a Delaware corporation, with headquarters located at One Dundee Park, Andover, MA 01810 (the "Company") and each Purchaser (as defined in the Securities Purchase Agreement, dated as of the date hereof, among the Company and the purchasers identified on the signature pages thereto (the "Securities Purchase Agreement")). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Securities Purchase Agreement, unless the context clearly indicates otherwise.

                              W I T N E S S E T H:


      WHEREAS, the Company and the Purchasers have agreed that the Preferred Stock issued and sold by the Company to the Purchasers pursuant to the Securities Purchase Agreement shall be subject to certain exchange, redemption, antidilution and other provisions, as set forth herein.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    TENDER AND REDEMPTION OF PREFERRED STOCK.

            (a) Purchasers' Exchange Right. (i) Subject to the conditions set forth below in this Agreement and the Securities Purchase Agreement, at any time and from time to time after the date of the listing of such shares with the Trading Market, the Purchasers may tender any whole number of shares of Preferred Stock held by them in exchange for a number of fully paid and non assessable shares of Common Stock per share of Preferred Stock determined in accordance with the following formula:

                                Issue Price
                               -------------
                               Exchange Rate

Where:

"Exchange Rate" shall mean $2.50, subject to adjustment as set forth herein.

Notwithstanding the foregoing, the Purchaser shall not have the right to exchange Preferred Stock for Common Stock hereunder if and to the extent that the issuance of Common Stock pursuant to the exchange right set forth in this
Section 1(a) would cause the Purchaser to violate the limitations on ownership provisions set forth in Section 4.17 of the Securities Purchase Agreement ("Limitations on Ownership").

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      (b)   Procedures for Exchange by Purchasers.

            (i) The Purchasers may exercise their exchange right under Section 1(a) by providing written irrevocable notice to the Company (the "Exchange Notice"), substantially in the form of Exhibit A hereto (and, if the Preferred Stock is in certificated form, surrendering to the Company along with the Exchange Notice the Purchaser's stock certificate(s), with stock power(s) endorsed in blank, representing the Preferred Stock tendered for exchange), in accordance with the notice provisions of Section 5.4(a) or (b) of the Securities Purchase Agreement, which Exchange Notice shall be deemed given and effective on the date (the "Exchange Date") when provided under Section 5.4(a) or (b) of the Securities Purchase Agreement. Upon receipt by the Company of an Exchange Notice from a Purchaser (the "Exchanging Purchaser"), the Company shall promptly send, via facsimile, a confirmation to such Exchanging Purchaser stating that the Exchange Notice has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such exchange and the name and telephone number of a contact person at the Company regarding the exchange.

            (ii) Upon delivery of an Exchange Notice, the Company (itself, or through its transfer agent) shall, no later than the second Trading Day following the Exchange Date (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service postage prepaid) to the Exchanging Purchaser or its nominee that number of shares of Common Stock issuable upon exchange of such shares of Preferred Stock being exchanged. Notwithstanding the foregoing, if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon the exchange to the Exchanging Purchaser by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, and the Preferred Stock is in certificated form, the Company shall deliver as provided above to the Purchaser physical certificates representing the Common Stock issuable upon exchange. Further, if the Preferred Stock is in certificated form, an Exchanging Purchaser may instruct the Company to deliver to the Exchanging Purchaser physical certificates representing the Common Stock issuable upon the exchange in lieu of delivering such shares by way of DTC Transfer.

            (iii) The Company shall pay any and all taxes that may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the exchange of the Preferred Stock.


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            (iv)  If any exchange of Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Preferred Stock being exchanged pursuant to a given Exchange Notice), such fractional share shall be payable in cash based upon the ten day VWAP (as defined below) of the Common Stock at such time, and the number of shares of Common Stock issuable upon exchange of the Preferred Stock shall be the next lower whole number of shares. If the Company elects not to, or is unable to, make such a cash payment, the Exchanging Purchaser shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock. For purposes of the foregoing, "VWAP" means, for any Trading Day, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern
Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of the Preferred Stock and reasonably acceptable to the Corporation, where "Trading Day" means a day on which the Common Stock is traded on a Trading Market, and "Trading Market" means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq SmallCap Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market.

            (v) In the case of any dispute with respect to an exchange, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (ii) above. If such dispute involves the calculation of the Exchange Rate, and such dispute is not promptly resolved by discussion between the Exchanging Purchaser and the Company, the Company shall submit the disputed calculations to an independent outside accountant via facsimile within three business days of receipt of the Exchange Notice. The accountant, at the Company's sole expense, shall promptly audit the calculations and notify the Company and the Exchanging Purchaser of the results no later than three business days from the date it receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (ii) above.

            (vi) Upon the exchange of any shares of Preferred Stock, all amounts then accrued or payable on such shares under this Agreement, the Securities Purchase Agreement, the Certificate of Designations (including, without limitation, all Dividends), the Registration Rights Agreement or the Warrants through and including the Exchange Date shall be paid in cash (or, in the case of Dividends, cash or Common Stock) by the Company.

            (vii) If fewer than all shares of Preferred Stock held by an Exchanging Purchaser are tendered for exchange, then the Company shall record the cancellation of those shares which were tendered on its books and records (and, if the Preferred Stock is in certificated form, shall issue in due course one or more new stock certificates representing those shares held by the Exchanging Purchaser which remain issued and outstanding)

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      (c)   Exchange Defaults. If, at any time, (i) an Exchanging Purchaser submits an Exchange Notice and the Company fails for any reason (other than because such issuance would exceed such Exchanging Purchaser's Limitations on Ownership) to deliver, on or prior to the fifth Trading Day following the expiration of the Delivery Period for such exchange, such number of freely tradable shares of Common Stock to which such holder is entitled upon such exchange, or (ii) the Company provides written notice to any holder of Preferred Stock (or makes a public announcement via press release) at any time of its intention not to issue freely tradable shares of Common Stock upon exercise by any Exchanging Purchaser of its exchange rights in accordance with the terms of this Agreement (other than because such issuance would exceed such Purchaser's Limitations on Ownership) (each of (i) and (ii) being an "Exchange Default"), then the Company shall pay to the Exchanging Purchaser Liquidated Damages (as defined below) until the earlier of the date of the cure of such Exchange Default by the Company or the date of payment by the Company of the Redemption Amount (as defined below) or the Optional Redemption Price (as defined below), as the case may be.

      Unless the Company has notified the Exchanging Purchaser in writing prior to the delivery by such Purchaser of an Exchange Notice that the Company is unable to honor requests for exchanges, if (i) (a) the Company fails to promptly deliver during the Delivery Period shares of Common Stock to an Exchanging Purchaser upon an exchange of shares of Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined below) and (ii) thereafter, such Exchanging Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Exchanging Purchaser of the unlegended shares of Common Stock (the "Sold Shares") which such Exchanging Purchaser anticipated receiving upon such exchange (a "Buy-In"), the Company shall pay such Exchanging Purchaser, in addition to any other remedies available to the Exchanging Purchaser, the amount by which (x) such Exchanging Purchaser's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such Exchanging Purchaser from the sale of the Sold Shares. For example, if an Exchanging Purchaser purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Company will be required to pay the Exchanging Purchaser $1,000. An Exchanging Purchaser shall provide the Company written notification and supporting documentation indicating any amounts payable to such Purchaser pursuant to this provision.

      (d) Purchasers' Optional Redemption Right. In the event (each of the events described in clauses (i)-(ix) below after expiration of the applicable cure period (if any) being a "Redemption Event"):

            (i) an Exchange Default shall have occurred and be continuing for a period of thirty (30) days, during which cure period the Exchanging Purchaser shall be entitled to Liquidated Damages;

            (ii) the Common Stock (including any of the shares of Common Stock issuable upon exchange of the Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq SmallCap Market for an aggregate of ten or more trading days in any twelve (12) month period, subject to a cure period of six (6) months, during which cure period the Purchaser shall be entitled to Liquidated Damages;

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            (iii)  the registration statement required to be filed by the
Company pursuant to the Registration Rights Agreement (A) has not been declared effective by the one hundred twentieth (120th) day following the Closing Date or
(B) such registration statement, after being declared effective, cannot be utilized by the holders of Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than nine fifteen (15) days (other than as permitted under the Registration Rights Agreement), subject in the case of subclause (B) above to a cure period of sixty (60) days, during which cure period the Purchaser shall be entitled to Liquidated Damages; provided, that such Liquidated Damages shall not be payable to the extent that such payment would be duplicative of liquidated damages paid by the Company to the Purchaser under the Registration Rights Agreement for the same underlying reason and for the same period of time;

            (iv) the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Preferred Stock upon exchange of the Preferred Stock as and when required by the Securities Purchase Agreement or the Registration Rights Agreement and permitted by applicable law (a "Legend Removal Failure"), and any such failure continues uncured for five business days after the Company has been notified thereof in writing by the holder;

            (v) the Company provides written notice (or otherwise indicates) to any holder of Preferred Stock, or states by way of public announcement distributed via a press release, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Preferred Stock upon exchange in accordance with the terms of this Agreement;

            (vi) the Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

            (vii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company and if instituted against the Company or any subsidiary of the Company by a third party, shall not be dismissed within 60 days of their initiation;

            (viii) the Company shall:

                   (1) either (i) fail to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness of the Company in excess of $250,000 due to any third party, other than payments contested by the Company in good faith, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000 which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other default or event of default under any agreement binding the Company which default or event of default would or is likely to have a material adverse effect on the business, operations, properties, prospects or financial condition of the Company; or

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                   (2) have thirty-five percent (35%) or more of the voting
      power of its capital stock owned beneficially by one person, entity or "group" (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended), other than in a transaction constituting a Liquidating Event (as defined in the Certificate of Designations), and such person, entity or group shall continue to have a thirty-five percent (35%) or more voting power for a period of thirty (30) days; and

            (ix)  except with respect to matters covered by subparagraphs (i) -
(viii) above, as to which such applicable subparagraphs shall apply, the Company otherwise shall breach any material term hereunder or a material term under the Securities Purchase Agreement, the Certificate of Designations, the Registration Rights Agreement or the Warrants (where, in the case of a breach that is curable, such breach was not cured within ten business days after the Company has been notified thereof in writing by the Purchaser and, in the case of a representation or warranty, constituted a material breach as of the date such representation or warranty was made);

then, to the extent that any Purchaser has not exercised its exchange rights under Section 1(a) with respect to such shares, upon the occurrence of any such Redemption Event, such Purchaser shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to such effect (a "Purchaser Redemption Notice") to the Company while such Redemption Event continues, to require the Company to purchase for cash any or all of the then outstanding shares of Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i) through (iv) and (ix) shall be subject to the respective cure periods set forth therein and any event described in clauses (v), (vi), (vii) and (viii) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Company's receipt of any Purchaser Redemption Notice hereunder, the Company shall promptly (and in any event within one business day following such receipt) deliver a written notice (a "Purchaser Redemption Announcement") to all Purchasers stating the date upon which the Company received such Purchaser Redemption Notice and the amount of Preferred Stock covered thereby. The Company shall not redeem any shares of Preferred Stock during the three Trading Day period following the delivery of a required Purchaser Redemption Announcement hereunder. At any time and from time to time during such three Trading Day period, each Purchaser may request (either orally or in writing) information from the Company with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Preferred Stock covered by Purchaser Redemption Notices received by the Company), and the Company shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting Purchaser.

For purposes of the foregoing, "Liquidated Damages" shall mean an amount in cash equal to 3.0% per month of the aggregate purchase price paid by the applicable Purchaser pursuant to the Securities Purchase Agreement for any shares of Preferred Stock (together with any shares of Common Stock issued upon exchange of Preferred Stock by the Purchaser hereunder to the extent such shares of Common Stock continue to be held by such Purchaser, as if such shares of Preferred Stock had not been exchanged into Common Stock) then held by such Purchaser, payable on demand by the Purchaser, as full liquidated damages and not as a penalty. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Redemption Event to which Liquidated Damages are applicable.

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      (e)   Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Preferred Stock means an amount equal to the greater of:

                  (i)         IP   x   M
                             ----
                              ER

            and   (ii)        IP   x   R

where:

     "IP" means the Issue Price thereof plus all accrued Dividends (as defined in the Certificate of Designations) thereon through the date of payment of the Redemption Amount;

     "ER" means the Exchange Rate in effect on the date on which the Company receives the Purchaser Redemption Notice;

     "M" means the greater of (A) the highest closing sales price of the Common Stock during the period beginning on the date on which the Company receives the Purchaser Redemption Notice and ending on the date immediately preceding the date of payment of the Purchaser Redemption Amount and (B) the fair market value, as of the date on which the Company receives the Purchaser Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of the Company and the holders of at least 51% of the Preferred Stock then outstanding (the "Required Holders"), or if such agreement cannot be reached within five business days prior to the date of redemption, by an investment banking firm selected by the Company and reasonably acceptable to the Required Holders, with the costs of such appraisal to be borne by the Company; and

     "R" means 120%.

      (f) Redemption Defaults. If the Company fails to pay any Purchaser the Redemption Amount with respect to any share of Preferred Stock within five Trading Days after its receipt of a Purchaser Redemption Notice, then the Purchaser entitled to redemption shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of eighteen percent (18%) and the highest interest rate permitted by applicable law from the date on which the Company receives the Purchaser Redemption Notice until the date of payment of the Redemption Amount hereunder. In the event the Company is not able to redeem all of the shares of Preferred Stock subject to Purchaser Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Company shall redeem shares of Preferred Stock from each Purchaser pro rata, based on the total number of shares of Preferred Stock outstanding at the time of redemption included by such holder in all Purchaser Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Preferred Stock outstanding at the time of redemption included in all of the Purchaser Redemption Notices delivered prior to the date upon which such redemption is to be effected.

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            (g)   Company's Optional Redemption Rights. From and after the fifth
(5th) anniversary of the Closing Date, to the extent that the Purchasers have not exercised its exchange rights under Section 1(a) with respect to such shares, and unless then precluded from making an Optional Redemption following the issuance of a Purchaser Redemption Announcement under Section 1(d), the Company may redeem for cash any or all shares of Preferred Stock then outstanding (an "Optional Redemption") at a price (the "Optional Redemption Price") equal to one hundred twenty percent (120%) of the Issue Price of the Preferred Stock being redeemed, together with any and all accrued and unpaid Dividends thereon. If the Company elects to redeem in an Optional Redemption less than all shares of Preferred Stock outstanding, then the Company shall redeem shares of Preferred Stock pro rata, based on the amount of shares to be redeemed and the proportion that the number of shares held by each Purchaser bears to the total number of shares then held by all Purchasers.

            (h) Procedures for Optional Redemption by Company. The Company may exercise its redemption right under Section 1(g) by providing written irrevocable notice to the Purchasers in any manner set forth in Section 5.4 of the Securities Purchase Agreement (the "Optional Redemption Notice") in such form as the Company shall approve, setting forth the number of shares of Preferred Stock being redeemed (and, if less than all, the percentage of shares held by each Purchasers on a pro rata basis), the Optional Redemption Price, the date that the Optional Redemption is proposed to occur (which date shall be not less than twenty (20) days following the effective date of the Optional Redemption Notice (the "Optional Redemption Date") and such other information as the Company shall in its discretion determine. If any shares of Preferred Stock to be redeemed are held in certificated form, the Optional Redemption Notice shall also include instructions for Purchasers to surrender their shares, duly endorsed in blank, to the Company for redemption. On the Optional Redemption Date, unless earlier tendered for exchange by the Purchasers pursuant to Section 1(a) or 1(d), the Company shall issue payment of the Optional Redemption Price to the Purchasers and the Company shall record the cancellation of those shares which were so redeemed on its books and records (and, if the Preferred Stock is in certificated form, shall issue in due course one or more new stock certificates representing those shares held by the Purchaser which remain issued and outstanding).

            (i) Purchasers' Right to Exchange following Company's Optional Redemption Notice. Following the Company's issuance of an Optional Redemption Notice and prior to the Optional Redemption Date, each Purchaser shall have the right to tender for exchange into Common Stock any or all shares of Preferred Stock held by it (including those that are the subject of the Optional Redemption Notice) in the manner set forth under Sections 1(a) and (b), subject to the Limitations on Ownership applicable to each such Purchaser.

      2. ANTIDILUTION ADJUSTMENTS TO EXCHANGE RATE.

            (a) If at any time while Preferred Stock is issued and outstanding, other than in an Exempt Issuance, the Company shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce or be deemed to have made any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined below) entitling any Person to acquire shares of Common Stock at an effective price per share less than the then Exchange Rate (such lower price, with respect to each class of securities being issued, the "Base Share Price" of such securities and each such issuance a "Dilutive Issuance"), as adjusted hereunder, then the Exchange Rate shall be reduced as follows:

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                  (i)   prior to the time when the Company obtains Stockholder
            Approval, the Exchange Rate shall be reduced to an amount that is equal to the greater of the (A) Base Share Price and (B) $2.17, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement (such amount set forth in this subclause (B), the "Preferred Stock Floor Price"); or

                  (ii) after the time when the Company obtains Stockholder Approval, the Exchange Rate shall be reduced to an amount that is equal to the Base Share Price; provided, that if the Base Share Price is less than the Preferred Stock Floor Price, then the Exchange Rate shall be adjusted by (A) reducing the Exchange Rate to the Preferred Stock Floor Price and (B) further reducing the Exchange Rate to the amount determined by the following calculation:

      ((Fully Diluted Shares Outstanding Before x Adjusted Exchange Rate)
                             + Total Consideration)
      -------------------------------------------------------------------
                     Fully Diluted Shares Outstanding After

            Where:

            "Fully Diluted Shares Outstanding Before" shall mean the total number of shares of Common Stock outstanding immediately prior to the consummation of such Dilutive Issuance, assuming the issuance of all shares of Common Stock underlying Common Stock Equivalents then outstanding;

            "Common Stock Equivalents" shall mean any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any Purchase Rights or Convertible Securities, including without limitation the Preferred Stock and the Warrants;

            "Adjusted Exchange Rate" shall mean the lesser of the Preferred Stock Floor Price and the Exchange Rate in effect immediately prior to the Dilutive Issuance;

            "Total Consideration" shall mean the sum of all consideration received by the Company in the Dilutive Issuance, calculated pursuant to Section 3(d)(ii); and


            "Fully Diluted Shares Outstanding After" shall mean the total number of shares of Common Stock outstanding immediately after the consummation of such Dilutive Issuance, assuming the issuance of all shares of Common Stock underlying Common Stock Equivalents then outstanding;

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In each instance of an adjustment pursuant to the foregoing clauses (i) and
(ii), such adjustment shall be made whenever Common Stock or Common Stock Equivalents are issued in a Dilutive Issuance. The Company shall notify each Purchaser that holds Preferred Stock in writing, no later than five (5) Trading Days following the consummation of a Dilutive Issuance, indicating therein the applicable issuance price and other pricing terms. For the avoidance of doubt, in no event shall the Exchange Rate after giving effect to the Dilutive Issuance be greater than the Exchange Rate in effect prior to such Dilutive Issuance, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur in connection with the Dilutive Issuance.


            (b) Effect on Exchange Rate of Certain Events. For purposes of determining the adjusted Exchange Rate under Section 2(a), the following will be applicable:

                  (i) Issuance of Purchase Rights. If the Company issues or sells any Purchase Rights, whether or not immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Purchase Rights (and the price of any conversion of Convertible Securities, if applicable) is less than the Exchange Rate in effect on the date of issuance or sale of such Purchase Rights, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable) shall, as of the date of the issuance or sale of such Purchase Rights, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Purchase Rights" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Purchase Rights, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Purchase Rights, plus, in the case of Convertible Securities issuable upon the exercise of such Purchase Rights, the minimum aggregate amount of additional consideration payable upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in clause (2) of this Section 2(b)) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by
            (B) the maximum total number of shares of Common Stock issuable upon the exercise of all such Purchase Rights (assuming full conversion, exercise or exchange of Convertible Securities, if applicable). No further adjustment to the Exchange Rate shall be made upon the actual issuance of such Common Stock upon the exercise of such Purchase Rights or upon the conversion, exercise or exchange of Convertible Securities issuable upon exercise of such Purchase Rights.

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                  (ii)  Issuance of Convertible Securities. If the Company
            issues or sells any Convertible Securities, whether or not immediately convertible, exercisable or exchangeable, and the price per share for which Common Stock is issuable upon such conversion, exercise or exchange is less than the Exchange Rate in effect on the date of issuance or sale of such Convertible Securities, then the maximum total number of shares of Common Stock issuable upon the conversion, exercise or exchange of all such Convertible Securities shall, as of the date of the issuance or sale of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. If the Convertible Securities so issued or sold do not have a fluctuating conversion or exercise price or exchange ratio, then for the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange thereof (determined in accordance with the calculation method set forth in this clause (2) of this Section 2(b) at the time such Convertible Securities first become convertible, exercisable or exchangeable, by (B) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. If the Convertible Securities so issued or sold have a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then for purposes of the next preceding sentence, the "price per share for which Common Stock is issuable upon such conversion, exercise or exchange" shall be deemed to be the lowest price per share which would be applicable (assuming all holding period and other conditions to any discounts contained in such Variable Rate Convertible Security have been satisfied) if the conversion price of such Variable Rate Convertible Security on the date of issuance or sale thereof was seventy-five percent (75%) of the actual conversion price on such date (the "Assumed Variable Market Price"), and, further, if the conversion price of such Variable Rate Convertible Security at any time or times thereafter is less than or equal to the Assumed Variable Market Price last used for making any adjustment under this Section 2 with respect to any Variable Rate Convertible Security, the Exchange Rate in effect at such time shall be readjusted to equal the Exchange Rate which would have resulted if the Assumed Variable Market Price at the time of issuance of the Variable Rate Convertible Security had been seventy-five percent (75%) of the actual conversion price of such Variable Rate Convertible Security existing at the time of the adjustment required by this sentence. No further adjustment to the Exchange Rate shall be made upon the actual issuance of such Common Stock upon conversion, exercise or exchange of such Convertible Securities.

                  (iii) Change in Option Price or Conversion Rate. If there is a change at any time in (A) the amount of additional consideration payable to the Company upon the exercise of any Purchase Rights; (B) the amount of additional consideration, if any, payable to the Company upon the conversion, exercise or exchange of any Convertible Securities; or (C) the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock (in each such case, other than under or by reason of provisions designed to protect against dilution), the Exchange Rate in effect at the time of such change shall be readjusted to the Exchange Rate which would have been in effect at such time had such Purchase Rights or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion, exercise or exchange rate, as the case may be, at the time initially issued or sold.

                  (iv) Calculation of Consideration Received. If any Common Stock, Purchase Rights or Convertible Securities are issued or sold for cash, the consideration received therefor will be the amount received by the Company therefor (in the case of an underwritten public offering, after deduction of all underwriting discounts or allowances) in connection with such issuance, grant or sale. In case any Common Stock, Purchase Rights or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, including in the case of a strategic or similar arrangement in which the other entity will provide services to the Company, purchase services from the Company or otherwise provide intangible consideration to the Company, the amount of the consideration other than cash received by the Company (including the net present value of the consideration expected by the Company for the provided or purchased services) shall be the fair market value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Market Price thereof as of the date of receipt. In case any Common Stock, Purchase Rights or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Purchase Rights or Convertible Securities, as the case may be. Notwithstanding anything else herein to the contrary, if Common Stock, Purchase Rights or Convertible Securities are issued or sold in conjunction with each other as part of a single transaction or in a series of related transactions, the Purchaser may elect to determine the amount of consideration deemed to be received by the Company therefor by deducting the fair value of any type of securities (the "Disregarded Securities") issued or sold in such transaction or series of transactions. If the Purchaser makes an election pursuant to the immediately preceding sentence, no adjustment to the Exchange Rate shall be made pursuant to this Section 2 for the issuance of the Disregarded Securities or upon any conversion, exercise or exchange thereof. The Company shall calculate, using standard commercial valuation methods appropriate for valuing such assets, the fair market value of any consideration other than cash or securities; provided, however, that if the Purchaser does not agree to such fair market value calculation within three business days after receipt thereof from the Company, then such fair market value shall be determined in good faith by an investment banker or other appropriate expert of national reputation selected by the Company and reasonably acceptable to the Purchaser, with the costs of such appraisal to be borne by the Company.


      3.    SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Preferred Stock, provided, that (i) the proposed transferee or assignee is either an "accredited investor" as defined in Rule 501(a)(1),
(a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or a "qualified institutional buyer" as defined in Rule 144(a) under the Securities Act, (ii) such Purchaser provides written notice to the Company of such proposed assignment or transfer as soon as practicable and (iii) prior to the taking effect of such proposed assignment or transfer the proposed assignee or transferee agrees in a written instrument in form and substance acceptable to the Company in its sole discretion which provides that such assignee or transferee agrees to be bound by all provisions hereof which apply to the "Purchasers" herein and to the terms and conditions of the Preferred Stock generally.

      4.    MISCELLANEOUS.

            (a) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 3.

            (b) Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

            (c) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

            (d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

            (e) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

            (f) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.



                         [Signature page follows.]

                  IN WITNESS WHEREOF, this Agreement has been duly executed by the Company and the Purchasers as of the date first set forth above.

                                       COMPANY:

                                       Diomed Holdings, Inc.


                                       By:
                                          ---------------------------------
                                       Name:  James A. Wylie, Jr.
                                       Title:    Chief Executive Officer



                                       PURCHASER

                                       -----------------------------------


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                    EXHIBITS

Exhibit A                  Form of Exchange Notice

                                                                       EXHIBIT A


                                 EXCHANGE NOTICE

TO:      Diomed Holdings, Inc.

            (1) The undersigned hereby elects to tender ________ shares of Preferred Stock of the Company (the "Tendered Shares") pursuant to the terms of that certain Share Exchange Agreement, dated as of September 30, 2005, by and between Diomed Holdings, Inc. and the undersigned (the "Share Exchange Agreement"), to be exchanged for such number of shares of Common Stock of the Company as the Tendered Shares are exchangeable for as of the date this notice is received by the Company (the "Exchanged Common Shares").

            (2) The undersigned tenders herewith the certificate(s) representing the Tendered Shares, with stock power(s) endorsed in blank.

            (3) Please issue a certificate or certificates representing said Exchanged Common Shares in the name of the undersigned or in such other name as is specified below:

                  ------------------------------------

The Exchanged Common Shares shall be delivered to the following:

                  ------------------------------------

                  ------------------------------------

            (4) Confirmation. Upon receipt of this notice, please deliver a confirmation stating that this notice has been received, the date upon which the Company expects to deliver the Exchanged Common Shares and the name and telephone number of a contact person at the Company regarding the exchange.

            (5) Limitations on Ownership. The undersigned hereby certifies that, after giving effect to the exchange of Preferred Stock for Common Stock requested hereby, the undersigned will not be in violation of the Limitations on Ownership described in Section 1(a) of the Share Exchange Agreement.

                                          [PURCHASER]

                                          By: __________________________________
                                              Name:
                                              Title:
                                          Dated: _______________________________

COMPANY ACKNOWLEDGMENT:

The undersigned acknowledges receipt of the within Exchange Notice on ______________ ___, 20__. The Company expects to deliver the Exchanged Common Shares on _____________ ___, 20__. Please contact the following person at the Company in connection with this matter: ______________________, telephone number
_______________.

                                          DIOMED HOLDINGS, INC.
                                          By:___________________________________
                                             Name:
                                             Title:
                                          Dated:________________________________